Exhibit 99.2

Consolidated Report to the Financial Community
Fourth Quarter 2013

(Released February 25, 2014)         (Unaudited)

HIGHLIGHTS

• Operating earnings*, excluding special items, were $0.75 per basic share for the fourth quarter of 2013, compared with fourth quarter 2012 Operating earnings of $0.80 per basic share. GAAP earnings for the fourth quarter of 2013 were $0.34 per basic share, compared with a fourth quarter 2012 loss of $0.35 per basic share.
• For the twelve months ended December 2013, Operating earnings*, excluding special items, were $3.04 per basic share, compared with Operating earnings of $3.34 per basic share for the same period last year. GAAP earnings for the twelve months ended December 2013 were $0.94 per basic share, compared with $1.85 per basic share for the same period last year.

	After-Tax EPS Variance Analysis	4th Qtr.
	4Q 2012 Basic EPS - GAAP	$(0.35)
	Special Items - 2012	1.15
	4Q 2012 Basic EPS - Operating*	$0.80
	Distribution Revenues	0.05
	Regulated Generation Operating Margin	0.02
	CES Commodity Margin	(0.09)
	O&M Expenses	(0.06)
	Investment Income	0.02
	Interest Expense	0.01
	4Q 2013 Basic EPS - Operating*	$0.75
	Special Items - 2013 (See page 4)	(0.41)
	4Q 2013 Basic EPS - GAAP	$0.34

Q4 2013 vs Q4 2012 Earnings Drivers, Excluding Special Items

•
Distribution Revenues - Higher distribution revenues increased earnings by $0.05 per share, primarily resulting from colder temperatures, as heating-degree-days were 7% higher the same period last year and 2% above normal. Total electric distribution deliveries increased by 1.4M MWH, or 4%. Sales to residential and commercial customers increased by 425,000 MWH, or 3%, and 263,000 MWH, or 3%, respectively, while sales to industrial customers increased by 753,000 MWH, or 6%.

•
Regulated Generation Operating Margin(1) - Higher operating margin at the Regulated Generation business increased earnings by $0.02 per share, primarily reflecting the impact of the Harrison Plant asset transfer in the fourth quarter of 2013.

(1) Regulated Generation Operating Margin includes generation revenues, fuel and purchased power expenses, net transmission expenses, O&M, depreciation/amortization, and general taxes.

•
Competitive Energy Services (CES) - Lower commodity margin decreased earnings by $0.09 per share, primarily driven by higher expenses and lower average contract sales prices, partially offset by higher sales volumes and capacity revenues.

Commodity Margin EPS - 4Q13 vs 4Q12	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$(0.02)	$0.03	$0.01
- Governmental Aggregation Sales	0.01	0.04	0.05
- Mass Market Sales	—	0.04	0.04
- Structured Sales	(0.01)	0.07	0.06
Subtotal - Contract Sales	$(0.02)	$0.18	$0.16
(b) Wholesale Sales	—	(0.02)	(0.02)
(c) PJM Capacity, FRR Auction Revenues	0.02	—	0.02
(d) Fuel Expense	0.01	0.13	0.14
(e) Purchased Power	(0.03)	(0.26)	(0.29)
(f) Capacity Expense	(0.07)	—	(0.07)
(g) Net Financial Sales and Purchases	(0.01)	—	(0.01)
(h) Net MISO - PJM Transmission Cost	0.01	(0.03)	(0.02)
Net Decrease	$(0.09)	$—	$(0.09)

(a)
Contract Sales - CES' contract sales increased earnings by $0.16 per share, driven by a 2.3 million MWH, or 9%, increase in sales. The total number of retail customers was 2.7 million as of December 31, 2013, an increase of approximately 100,000 customers since December 31, 2012.

•	Structured sales increased by 1.1 million MWH, nearly doubling sales from the fourth quarter of 2012, due to increased municipal, cooperative, and bilateral sales.

•	Governmental aggregation sales increased by 431,000 MWH, or 10%, primarily due to continued expansion in Illinois, where 108 new communities have been added since the fourth quarter of 2012.

•	Mass market sales increased by 370,000 MWH, or 27%, primarily in Pennsylvania, Ohio, and Illinois.

•	Direct sales to large and medium commercial / industrial customers increased by 298,000 MWH, or 2%, primarily associated with the acquisition of new customers in Central and Southern Ohio.

CES Contract Sales - 4Q13 vs 4Q12
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase	298	431	370	50	1,115	2,264

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Consolidated Report to the Financial Community - 4th Quarter 2013                    2

(b) Wholesale Sales - Wholesale sales decreased by 581,000 MWH due to the combination of increased contract sales and lower generation output during the fourth quarter of 2013 and reduced earnings by $0.02 per share.
(c) PJM Capacity Revenues: Base Residual (BR) and Fixed Resource Requirement (FRR) Auctions - Higher capacity revenues, primarily resulting from higher capacity prices and bilateral sales, increased earnings by $0.02 per share.

Planning Period	RTO	ATSI	ATSI	MAAC
Price Per Megawatt-Day	BR	FRR	BR	BR
June 2012 - May 2013	$16.46	$20.46	N/A	$133.37
June 2013 - May 2014	$27.73	N/A	$27.73	$226.15

(d)
Fuel Expense - Lower fuel expenses increased earnings by $0.14 per share. Total generation output decreased by 3.3 million MWH, primarily due to lost generation output from the transfer of the Harrison plant to Monongahela Power Company and the deactivation of the Hatfield and Mitchell plants in October 2013.

(e) Purchased Power - Power purchases increased by 4.6M MWH and decreased earnings by $0.29 per share, as a result of increased contract sales, lower generation output, and higher average prices in the fourth quarter of 2013.
(f) Capacity Expense - Higher capacity prices decreased earnings by $0.07 per share.
(g) Net Financial Sales and Purchases - Net financial hedges associated with CES sales and generation portfolio decreased earnings by $0.01 per share.
(h) Net MISO-PJM Transmission Cost - Higher transmission expenses decreased earnings by $0.02 per share, primarily due to higher network expenses.

•	O&M Expenses - Higher O&M expenses decreased earnings by $0.06 per share:

(a)
Higher regulated distribution expenses decreased earnings by $0.05 per share primarily due to the absence of Hurricane Sandy storm costs incurred in the fourth quarter of 2012 that resulted in more work being allocated to capital.

(b)	Higher CES O&M expenses decreased earnings by $0.01 per share, primarily due to increased plant outages, partially offset by reduced expenses following the plant deactivations.

•	Investment Income - Higher investment income increased earnings by $0.02 per share, primarily due to higher nuclear decommissioning trust income and higher earnings from our investment in Signal Peak.

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Consolidated Report to the Financial Community - 4th Quarter 2013                    3

•
Interest Expense - Lower interest expense increased earnings by $0.01 per share, primarily due to decreased interest expense at CES from long-term debt repayments, partially offset by higher interest expense from long-term debt issuances and increased short-term borrowings at FirstEnergy Corp.

•	Special Items - The following special items were recognized during the fourth quarter of 2013:

Special Items		EPS
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions		$(0.38)
Other		(0.04)
WV asset transfer charges		0.51
Regulatory charges		0.12
Trust securities impairment		0.02
Plant deactivation costs		0.14
Merger accounting - commodity contracts		0.02
Impact of non-core asset sales/impairments		0.02
	Total	$0.41

2014 Earnings Guidance
Operating earnings guidance for 2014, excluding special items, is $2.45 - $2.85 per basic share. For the first quarter of 2014, operating earnings guidance is $0.35 - $0.45 per share.

		Estimate for Year 2014
	FirstEnergy Consolidated Estimate for Q1 of 2014	FirstEnergy Consolidated	Regulated Distribution	Regulated Transmission	Competitive Energy Services	Corporate/Other

Basic EPS - GAAP	$0.50 - $0.60	$2.38 - $2.82	$1.80 - $2.00	$0.52 - $0.58	$0.33 - $0.51	$(0.27)
Excluding Special Items:
Regulatory charges	0.01	0.05	0.05	—	—	—
Non-core asset sales/impairments	(0.18)	(0.16)	—	—	(0.16)	—
Plant deactivation costs	—	0.08 - 0.12	—	—	0.08 - 0.12	—
Merger accounting - commodity contracts	0.02	0.06	—	—	0.06	—
Total Special Items	(0.15)	0.03 - 0.07	0.05	—	(0.02) - 0.02	—

Basic EPS - Operating	$0.35 - $0.45	$2.45 - $2.85	$1.85 - $2.05	$0.52 - $0.58	$0.35 - $0.49	$(0.27)

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-3859	(330) 384-5832	(330) 761-4239
*Operating earnings exclude special items as described in the reconciliation table above, and are a non-GAAP financial measure. Management uses operating earnings to evaluate the company’s performance and manage its operations and frequently references this non-GAAP financial measure in its decision-making, using it to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). This non-GAAP financial measure is intended to complement, and is not considered as an alternative to, the most directly comparable GAAP financial measure. Also, this non-GAAP financial measure may not be comparable to similarly titled measures used by other entities. The 2013 and 2012 GAAP to Operating earnings reconciliations can be found on pages 17-21 and the 2014 GAAP to Operating earnings guidance reconciliation can be found on page 4 of this report. All GAAP to Operating earnings reconciliations are available on FirstEnergy Corp.’s Investor Information website at www.firstenergycorp.com/ir.

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Consolidated Report to the Financial Community - 4th Quarter 2013                    4

FirstEnergy Corp.
Consolidated Statements of Income (Loss)
(In millions, except for per share amounts)

		Three Months Ended December 31			Year Ended December 31
		2013	2012	Change	2013	2012	Change
	Revenues
(1)	Regulated distribution	$2,145	$2,084	$61	$8,738	$9,060	$(322)
(2)	Regulated transmission	195	183	12	741	740	1
(3)	Competitive energy services	1,557	1,493	64	6,495	6,644	(149)
(4)	Other and reconciling adjustments	(250)	(267)	17	(1,057)	(1,171)	114
(5)	Total Revenues	3,647	3,493	154	14,917	15,273	(356)

	Expenses
(6)	Fuel	581	638	(57)	2,496	2,471	25
(7)	Purchased power	1,031	879	152	3,963	4,246	(283)
(8)	Other operating expenses	948	1,163	(215)	3,593	3,760	(167)
(9)	Pensions and OPEB mark-to-market	(256)	609	(865)	(256)	609	(865)
(10)	Provision for depreciation	293	285	8	1,202	1,119	83
(11)	Deferral of storm costs	—	(327)	327	—	(375)	375
(12)	Amortization of regulatory assets, net	96	61	35	539	307	232
(13)	General taxes	231	224	7	978	984	(6)
(14)	Impairment of long lived assets	322	—	322	795	—	795
(15)	Total Expenses	3,246	3,532	(286)	13,310	13,121	189
(16)	Operating Income (Loss)	401	(39)	440	1,607	2,152	(545)

	Other Income (Expense)
(17)	Loss on debt redemptions	—	—	—	(132)	—	(132)
(18)	Investment income	28	14	14	36	77	(41)
(19)	Interest expense	(245)	(251)	6	(1,016)	(1,001)	(15)
(20)	Capitalized interest	24	18	6	75	72	3
(21)	Total Other Expense	(193)	(219)	26	(1,037)	(852)	(185)

(22)	Income (Loss) From Continuing Operations Before Income Taxes	208	(258)	466	570	1,300	(730)
(23)	Income taxes (benefits)	66	(105)	171	195	545	(350)
(24)	Income (Loss) From Continuing Operations	142	(153)	295	375	755	(380)
(25)	Discontinued operations (net of income taxes)	—	5	(5)	17	16	1
(26)	Net Income (Loss)	142	(148)	290	392	771	(379)
(27)	Income attributable to noncontrolling interest	—	—	—	—	1	(1)
(28)	Earnings (Loss) Available to FirstEnergy Corp.	$142	$(148)	$290	$392	$770	$(378)

(29)	Earnings (Loss) Per Share of Common Stock
(30)	Basic - Continuing Operations	$0.34	$(0.36)	$0.70	$0.90	$1.81	$(0.91)
(31)	Basic - Discontinued Operations	—	0.01	(0.01)	0.04	0.04	—
(32)	Basic - Earnings (Loss) Available to FirstEnergy Corp.	$0.34	$(0.35)	$0.69	$0.94	$1.85	$(0.91)

(33)	Diluted - Continuing Operations	$0.34	$(0.36)	$0.70	$0.90	$1.80	$(0.90)
(34)	Diluted - Discontinued Operations	—	0.01	(0.01)	0.04	0.04	—
(35)	Diluted - Earnings (Loss) Available to FirstEnergy Corp.	$0.34	$(0.35)	$0.69	$0.94	$1.84	$(0.90)

(36)	Weighted Average Number of
(37)	Common Shares Outstanding
(38)	Basic	418	418	—	418	418	—
(39)	Diluted	419	419	—	419	419	—

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Consolidated Report to the Financial Community - 4th Quarter 2013                    5

FirstEnergy Corp.
Statements of Income - By Segment
(In millions)

		Three Months Ended December 31, 2013

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,085	$195	$1,338	$(43)	$3,575
(2)	Other	60	—	37	(25)	72
(3)	Internal	—	—	182	(182)	—
(4)	Total Revenues	2,145	195	1,557	(250)	3,647

	Expenses
(5)	Fuel	127	—	454	—	581
(6)	Purchased power	761	—	452	(182)	1,031
(7)	Other operating expenses	499	33	490	(74)	948
(8)	Pensions and OPEB mark-to-market	(149)	—	(107)	—	(256)
(9)	Provision for depreciation	160	30	92	11	293
(10)	Amortization of regulatory assets, net	93	3	—	—	96
(11)	General taxes	170	13	44	4	231
(12)	Impairment of long-lived assets	322	—	—	—	322
(13)	Total Expenses	1,983	79	1,425	(241)	3,246
(14)	Operating Income	162	116	132	(9)	401

	Other Income (Expense)
(15)	Investment income	16	—	20	(8)	28
(16)	Interest expense	(139)	(25)	(35)	(46)	(245)
(17)	Capitalized interest	5	3	11	5	24
(18)	Total Other Expense	(118)	(22)	(4)	(49)	(193)

(19)	Income From Continuing Operations Before Income Taxes	44	94	128	(58)	208
(20)	Income taxes	17	36	48	(35)	66
(21)	Income From Continuing Operations	27	58	80	(23)	142
(22)	Discontinued operations (net of income taxes)	—	—	—	—	—
(23)	Net Income	$27	$58	$80	$(23)	$142

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 4th Quarter 2013                    6

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Three Months Ended December 31, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,031	$183	$1,277	$(48)	$3,443
(2)	Other	53	—	36	(39)	50
(3)	Internal	—	—	180	(180)	—
(4)	Total Revenues	2,084	183	1,493	(267)	3,493

	Expenses
(5)	Fuel	90	—	548	—	638
(6)	Purchased power	814	—	243	(178)	879
(7)	Other operating expenses	763	37	453	(90)	1,163
(8)	Pensions and OPEB mark-to-market	392	2	215	—	609
(9)	Provision for depreciation	137	29	106	13	285
(10)	Deferral of storm costs	(322)	(5)	—	—	(327)
(11)	Amortization of regulatory assets, net	60	1	—	—	61
(12)	General taxes	163	11	48	2	224
(13)	Total Expenses	2,097	75	1,613	(253)	3,532
(14)	Operating Income (Loss)	(13)	108	(120)	(14)	(39)

	Other Income (Expense)
(15)	Investment income	22	—	18	(26)	14
(16)	Interest expense	(135)	(22)	(75)	(19)	(251)
(17)	Capitalized interest	3	1	10	4	18
(18)	Total Other Expense	(110)	(21)	(47)	(41)	(219)

(18)	Income (Loss) From Continuing Operations Before Income Taxes	(123)	87	(167)	(55)	(258)
(19)	Income taxes (benefits)	(60)	32	(82)	5	(105)
(20)	Income (Loss) From Continuing Operations	(63)	55	(85)	(60)	(153)
(21)	Discontinued operations (net of income taxes)	—	—	5	—	5
(22)	Net Income (Loss)	$(63)	$55	$(80)	$(60)	$(148)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 4th Quarter 2013                    7

FirstEnergy Corp.
Statements of Income - By Segment
(In millions)

		Three Months Ended December 31, 2013 vs. Three Months Ended December 31, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$54	$12	$61	$5	$132
(2)	Other	7	—	1	14	22
(3)	Internal revenues	—	—	2	(2)	—
(4)	Total Revenues	61	12	64	17	154

	Expenses
(5)	Fuel	37	—	(94)	—	(57)
(6)	Purchased power	(53)	—	209	(4)	152
(7)	Other operating expenses	(264)	(4)	37	16	(215)
(8)	Pension and OPEB mark-to-market	(541)	(2)	(322)	—	(865)
(9)	Provision for depreciation	23	1	(14)	(2)	8
(10)	Deferral of storm costs	322	5	—	—	327
(11)	Amortization of regulatory assets, net	33	2	—	—	35
(12)	General taxes	7	2	(4)	2	7
(13)	Impairment of long-lived assets	322	—	—	—	322
(14)	Total Expenses	(114)	4	(188)	12	(286)
(15)	Operating Income	175	8	252	5	440

	Other Income (Expense)
(16)	Investment income	(6)	—	2	18	14
(17)	Interest expense	(4)	(3)	40	(27)	6
(18)	Capitalized interest	2	2	1	1	6
(19)	Total Other Income (Expense)	(8)	(1)	43	(8)	26

(20)	Income From Continuing Operations Before Income Taxes	167	7	295	(3)	466
(21)	Income taxes	77	4	130	(40)	171
(22)	Income From Continuing Operations	90	3	165	37	295
(23)	Discontinued operations (net of income taxes)	—	—	(5)	—	(5)
(24)	Net Income	$90	$3	$160	$37	$290

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 4th Quarter 2013                    8

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Year Ended December 31, 2013

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$8,499	$741	$5,542	$(171)	$14,611
(2)	Other	239	—	183	(116)	306
(3)	Internal	—	—	770	(770)	—
(4)	Total Revenues	8,738	741	6,495	(1,057)	14,917

	Expenses
(5)	Fuel	377	—	2,119	—	2,496
(6)	Purchased power	3,308	—	1,425	(770)	3,963
(7)	Other operating expenses	1,773	131	2,007	(318)	3,593
(8)	Pensions and OPEB mark-to-market	(149)	—	(107)	—	(256)
(8)	Provision for depreciation	606	114	439	43	1,202
(9)	Amortization of regulatory assets, net	529	10	—	—	539
(10)	General taxes	697	54	202	25	978
(11)	Impairment of long-lived assets	322	—	473	—	795
(11)	Total Expenses	7,463	309	6,558	(1,020)	13,310
(12)	Operating Income (Loss)	1,275	432	(63)	(37)	1,607

	Other Income (Expense)
(13)	Loss on debt redemptions	—	—	(149)	17	(132)
(14)	Investment income	57	—	14	(35)	36
(15)	Interest expense	(543)	(93)	(222)	(158)	(1,016)
(16)	Capitalized interest	13	4	42	16	75
(17)	Total Other Expense	(473)	(89)	(315)	(160)	(1,037)

(18)	Income (Loss) From Continuing Operations Before Income Taxes	802	343	(378)	(197)	570
(19)	Income taxes (benefits)	301	129	(141)	(94)	195
(20)	Income (Loss) From Continuing Operations	501	214	(237)	(103)	375
(21)	Discontinued operations (net of income taxes)	—	—	17	—	17
(22)	Net Income (Loss)	$501	$214	$(220)	$(103)	$392

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 4th Quarter 2013                    9

FirstEnergy Corp.
Statements of Income - By Segment
(In millions)

		Year Ended December 31, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$8,849	$740	$5,632	$(214)	$15,007
(2)	Other	211	—	146	(93)	264
(3)	Internal	—	—	866	(864)	2
(4)	Total Revenues	9,060	740	6,644	(1,171)	15,273

	Expenses
(5)	Fuel	263	—	2,208	—	2,471
(6)	Purchased power	3,801	—	1,307	(862)	4,246
(7)	Other operating expenses	2,126	136	1,840	(342)	3,760
(8)	Pensions and OPEB mark-to-market	392	2	215	—	609
(9)	Provision for depreciation	558	114	409	38	1,119
(10)	Deferral of storm costs	(370)	(5)	—	—	(375)
(11)	Amortization of regulatory assets, net	305	2	—	—	307
(12)	General taxes	706	44	209	25	984
(13)	Total Expenses	7,781	293	6,188	(1,141)	13,121
(14)	Operating Income	1,279	447	456	(30)	2,152

	Other Income (Expense)
(15)	Investment income	84	1	66	(74)	77
(16)	Interest expense	(540)	(92)	(284)	(85)	(1,001)
(17)	Capitalized interest	12	3	44	13	72
(18)	Total Other Expense	(444)	(88)	(174)	(146)	(852)

(19)	Income From Continuing Operations Before Income Taxes	835	359	282	(176)	1,300
(20)	Income taxes	295	133	83	34	545
(21)	Income From Continuing Operations	540	226	199	(210)	755
(22)	Discontinued operations (net of income taxes)	—	—	16	—	16
(23)	Net Income	$540	$226	$215	$(210)	$771
(24)	Income attributable to noncontrolling interest	—	—	—	1	1
(25)	Earnings Available to FirstEnergy Corp.	$540	$226	$215	$(211)	$770

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2013                    10

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Twelve Months Ended December 31, 2013 vs. Twelve Months Ended December 31, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$(350)	$1	$(90)	$43	$(396)
(2)	Other	28	—	37	(23)	42
(3)	Internal revenues	—	—	(96)	94	(2)
(4)	Total Revenues	(322)	1	(149)	114	(356)

	Expenses
(5)	Fuel	114	—	(89)	—	25
(6)	Purchased power	(493)	—	118	92	(283)
(7)	Other operating expenses	(353)	(5)	167	24	(167)
(8)	Pension and OPEB mark-to-market	(541)	(2)	(322)	—	(865)
(9)	Provision for depreciation	48	—	30	5	83
(10)	Deferral of storm costs	370	5	—	—	375
(11)	Amortization of regulatory assets, net	224	8	—	—	232
(12)	General taxes	(9)	10	(7)	—	(6)
(13)	Impairment of long-lived assets	322	—	473	—	795
(14)	Total Expenses	(318)	16	370	121	189
(15)	Operating Income (Loss)	(4)	(15)	(519)	(7)	(545)

	Other Income (Expense)
(16)	Loss on debt redemptions	—	—	(149)	17	(132)
(17)	Investment loss	(27)	(1)	(52)	39	(41)
(18)	Interest expense	(3)	(1)	62	(73)	(15)
(19)	Capitalized interest	1	1	(2)	3	3
(20)	Total Other Expense	(29)	(1)	(141)	(14)	(185)

(21)	Income (Loss) From Continuing Operations Before Income Taxes	(33)	(16)	(660)	(21)	(730)
(22)	Income taxes (benefits)	6	(4)	(224)	(128)	(350)
(23)	Income (Loss) From Continuing Operations	(39)	(12)	(436)	107	(380)
(24)	Discontinued operations (net of income taxes)	—	—	1	—	1
(25)	Net Income (Loss)	$(39)	$(12)	$(435)	$107	$(379)
(26)	Income attributable to noncontrolling interest	—	—	—	(1)	(1)
(27)	Earnings (Loss) Available to FirstEnergy Corp.	$(39)	$(12)	$(435)	$108	$(378)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2013                    11

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	Dec. 31, 2013	Dec. 31, 2012
Current Assets:
Cash and cash equivalents	$218	$172
Receivables	1,918	1,929
Other	1,751	1,667
Total Current Assets	3,887	3,768

Property, Plant and Equipment	33,252	33,036
Investments	3,104	3,194
Assets Held for Sale	235	—
Deferred Charges and Other Assets	9,946	10,496
Total Assets	$50,424	$50,494

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,415	$1,999
Short-term borrowings	3,404	1,969
Accounts payable	1,250	1,599
Other	1,568	2,038
Total Current Liabilities	7,637	7,605

Capitalization:
Total equity	12,695	13,093
Long-term debt and other long-term obligations	15,831	15,179
Total Capitalization	28,526	28,272
Noncurrent Liabilities	14,261	14,617
Total Liabilities and Capitalization	$50,424	$50,494

General Information
	Three Months Ended December 31		Year Ended December 31
	2013	2012	2013	2012
Debt redemptions	$(938)	$(70)	$(3,600)	$(940)
New long-term debt issues	$1,000	$90	$3,745	$750
Short-term borrowings increase	$—	$365	$1,435	$1,969
Property additions	$678	$992	$2,638	$2,678

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facility
	As of December 31		As of December 31
	2013	% Total	2012	% Total
Total Equity (GAAP)	$12,695	37%	$13,093	41%
Non-cash Charges / Non-cash Write Downs*	1,412	4%	—	—%
Accumulated Other Comprehensive Income	(284)	(1)%	(385)	(1)%
Adjusted Equity**	13,823	40%	12,708	40%

Long-term Debt and Other Long-term Obligations (GAAP)	15,831	46%	15,179	47%
Currently Payable Long-term Debt (GAAP)	1,415	4%	1,999	6%
Short-term Borrowings (GAAP)	3,404	10%	1,969	6%
Reimbursement Obligations	7	—%	31	—%
Guarantees of Indebtedness	846	3%	816	3%
Less Securitization Debt	(1,123)	(3)%	(736)	(2)%
Adjusted Debt**	20,380	60%	19,258	60%

Adjusted Capitalization**	$34,203	100%	$31,966	100%

*Includes after-tax non-cash charges and non-cash write downs as required by the amendment to the FirstEnergy Credit Agreement dated October 31, 2013, primarily associated with pension and OPEB mark-to-market adjustments, impairment of long-lived assets and regulatory asset charges.

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under the FE Credit Facility. These financial measures, as calculated in accordance with the FE Credit Facility, help shareholders understand compliance and provide a basis for understanding FE Corp.'s incremental debt capacity under the debt to total capitalization financial covenant. The financial covenant requires FE Corp. to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2013                    12

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended		Years Ended
	December 31		December 31
	2013	2012	2013	2012
Cash flows from operating activities
Net income	$142	$(148)	$392	$771
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and deferral / amortization of regulatory assets, net	389	19	1,741	1,051
Asset removal costs charged to income	(7)	180	20	203
Nuclear fuel amortization	53	54	209	210
Deferred purchased power and other costs	(15)	(24)	(76)	(238)
Deferred income taxes and investment tax credits, net	129	(65)	243	647
Impairments of long-lived assets	322	—	795	—
Investment impairments	16	17	90	27
Deferred rents and lease market valuation liability	(32)	(42)	(54)	(104)
Pension and OPEB mark-to-market	(256)	609	(256)	609
Retirement benefits	(35)	(30)	(168)	(127)
Gain on asset sales	—	—	(21)	(17)
Commodity derivative transactions, net	(20)	(15)	4	(95)
Pension trust contribution	—	—	—	(600)
Cash collateral, net	25	19	(42)	16
Gain on sale of investment securities held in trusts, net	(28)	(24)	(56)	(71)
Make-whole premiums paid on debt redemptions	(6)	—	(187)	—
Income from discontinued operations	—	(5)	(17)	(16)
Change in working capital and other	314	499	45	54
Cash flows provided from operating activities	991	1,044	2,662	2,320
Cash flows provided from (used for) financing activities	(177)	145	477	807
Cash flows used for investing activities	(818)	(1,167)	(3,093)	(3,157)
Net change in cash and cash equivalents	$(4)	$22	$46	$(30)

Liquidity position as of January 31, 2014

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	May 2018	$2,500	$224
FES / AE Supply	Revolving	May 2018	2,500	2,489
FirstEnergy Transmission, LLC (FET)(2)	Revolving	May 2018	1,000	—
(1) FirstEnergy Corp. and Utilities		Subtotal:	$6,000	$2,713
(2) Includes FET, American Transmission Systems, Incorporated (ATSI), and Trans-Allegheny Interstate Line Company, (TrAIL)		Cash:	—	48
		Total:	$6,000	$2,761

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2013                    13

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended December 31			Year Ended December 31
(MWH in thousand)		2013	2012	Change	2013	2012	Change

Ohio	- Residential	4,385	4,295	2.1%	17,279	17,646	-2.1%
	- Commercial	3,744	3,635	3.0%	15,202	15,364	-1.1%
	- Industrial	5,037	4,639	8.6%	20,679	20,257	2.1%
	- Other	85	80	6.3%	332	331	0.3%
	Total Ohio	13,251	12,649	4.8%	53,492	53,598	-0.2%
Pennsylvania	- Residential	4,840	4,599	5.2%	19,066	18,548	2.8%
	- Commercial	3,179	3,095	2.7%	12,691	12,618	0.6%
	- Industrial	5,018	4,901	2.4%	20,345	20,247	0.5%
	- Other	30	30	0.0%	121	122	-0.8%
	Total Pennsylvania	13,067	12,625	3.5%	52,223	51,535	1.3%
New Jersey	- Residential	2,075	1,976	5.0%	9,460	9,391	0.7%
	- Commercial	2,192	2,150	2.0%	9,025	9,015	0.1%
	- Industrial	568	500	13.6%	2,321	2,320	0.0%
	- Other	22	21	4.8%	87	87	0.0%
	Total New Jersey	4,857	4,647	4.5%	20,893	20,813	0.4%
Maryland	- Residential	814	813	0.1%	3,270	3,136	4.3%
	- Commercial	514	499	3.0%	2,078	2,060	0.9%
	- Industrial	418	365	14.5%	1,624	1,595	1.8%
	- Other	4	4	0.0%	16	17	-5.9%
	Total Maryland	1,750	1,681	4.1%	6,988	6,808	2.6%
West Virginia	- Residential	1,370	1,376	-0.4%	5,404	5,272	2.5%
	- Commercial	895	882	1.5%	3,586	3,588	-0.1%
	- Industrial	1,350	1,233	9.5%	5,274	4,959	6.4%
	- Other	7	7	0.0%	28	28	0.0%
	Total West Virginia	3,622	3,498	3.5%	14,292	13,847	3.2%
Total Residential		13,484	13,059	3.3%	54,479	53,993	0.9%
Total Commercial		10,524	10,261	2.6%	42,582	42,645	-0.1%
Total Industrial		12,391	11,638	6.4%	50,243	49,378	1.8%
Total Other		148	142	4.2%	584	585	-0.2%

Total Distribution Deliveries		36,547	35,100	4.1%	147,888	146,601	0.9%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2013                    14

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended December 31			Year Ended December 31
	2013	2012	Normal	2013	2012	Normal
Composite Heating-Degree-Days	1,967	1,847	1,926	5,484	4,640	5,391
Composite Cooling-Degree-Days	35	13	12	967	1,143	937

Shopping Statistics (Based Upon MWH)	Three Months Ended December 31		Year Ended December 31
	2013	2012	2013	2012

OE	79%	77%	79%	76%
Penn	67%	64%	66%	64%
CEI	85%	85%	86%	85%
TE	77%	77%	77%	75%
JCP&L	55%	53%	52%	50%
Met-Ed	68%	64%	66%	61%
Penelec	71%	69%	70%	67%
PE(1)	48%	46%	47%	46%
WP	63%	62%	63%	59%

(1) Represents Maryland only.

Competitive Operating Statistics	Three Months Ended December 31		Year Ended December 31
	2013	2012	2013	2012
Ongoing Generation Capacity Factors:
Nuclear	90%	91%	88%	91%
Fossil - Baseload	75%	68%	75%	68%
Fossil - Load Following	63%	27%	57%	36%

Ongoing Generation Fuel Rate:
Nuclear	$7.80	$7.79	$7.79	$7.60
Fossil	$26	$27	$27	$28
Total Fleet	$19	$20	$20	$21

Ongoing Generation Output Mix:
Nuclear	41%	36%	34%	35%
Fossil - Baseload	44%	54%	53%	53%
Fossil - Load Following	8%	4%	8%	6%
Peaking/CT/Hydro	7%	6%	5%	6%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2013                    15

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended December 31			Year Ended December 31
Contract Sales	2013	2012	Change	2013	2012	Change
POLR
- OH	1,116	1,084	32	4,643	5,833	(1,190)
- PA	2,089	1,999	90	8,401	9,173	(772)
- MD	616	688	(72)	2,714	2,921	(207)
Total POLR	3,821	3,771	50	15,758	17,927	(2,169)

Structured Sales
- Bilaterals	1,644	702	942	5,996	2,925	3,071
- Muni/Co-op	625	452	173	3,051	1,812	1,239
Total Structured Sales	2,269	1,154	1,115	9,047	4,737	4,310

Direct - LCI
- OH	7,146	7,017	129	29,602	27,916	1,686
- PA	3,681	3,898	(217)	14,870	15,843	(973)
- NJ	348	214	134	1,157	1,156	1
- MI	733	588	145	2,957	2,346	611
- IL	638	719	(81)	2,483	3,104	(621)
- MD	208	229	(21)	832	818	14
Total Direct - LCI	12,754	12,665	89	51,901	51,183	718

Direct - MCI
- OH	602	533	69	2,501	2,250	251
- PA	381	277	104	1,494	1,055	439
- IL	58	24	34	233	38	195
- MD	1	—	1	3	2	1
- NJ	1	—	1	13	—	13
Total Direct - MCI	1,043	834	209	4,244	3,345	899

Aggregation
- OH	3,612	3,622	(10)	15,459	16,022	(563)
- IL	1,273	832	441	5,400	1,265	4,135
Total Aggregation	4,885	4,454	431	20,859	17,287	3,572
Mass Market
- OH	469	391	78	1,920	1,486	434
- PA	1,178	923	255	4,555	3,639	916
- IL	37	10	27	147	35	112
- MD	32	22	10	139	52	87
Total Mass Market	1,716	1,346	370	6,761	5,212	1,549

Total Contract Sales	26,488	24,224	2,264	108,570	99,691	8,879

Wholesale Sales*
- Spot	—	581	(581)	1,229	4,073	(2,844)
Total Wholesale Sales	—	581	(581)	1,229	4,073	(2,844)

Purchased Power*
- Bilaterals	588	575	13	2,067	1,820	247
- Spot	7,492	2,888	4,604	19,968	10,514	9,454
Total Purchased Power	8,080	3,463	4,617	22,035	12,334	9,701

Generation Output
- Ongoing Fossil	11,437	11,717	(280)	52,243	48,137	4,106
- Nuclear	8,005	8,054	(49)	30,901	31,839	(938)
Total Ongoing Generation Output	19,442	19,771	(329)	83,144	79,976	3,168
- Deactivated / RMR Fossil	105	3,101	(2,996)	9,776	16,531	(6,755)
Total Generation Output	19,547	22,872	(3,325)	92,920	96,507	(3,587)

*Actual MWH - includes deactivated and RMR coal plants

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2013                    16

FirstEnergy Corp.
Special Items* - By Segment
(In millions)

				Competitive
		Regulated	Regulated	Energy
Special Items* - Three Months Ended December 31, 2013		Distribution	Transmission	Services	Other	Consolidated

GAAP Earnings Available to FirstEnergy Corp.		$27	$58	$80	$(23)	$142

Pre-Tax Items:
	Regulatory charges (a)	70	—	8	—	78
	Trust securities impairment (b)	2	—	13	—	15
	Impact of non-core asset sales/impairments (c)	—	—	15	—	15
	Mark-to-market adjustments
	Pension/OPEB actuarial assumptions (d)	(152)	—	(106)	—	(258)
	Other (e)	—	—	(22)	—	(22)
	Merger accounting - commodity contracts (f)	—	—	11	—	11
	Plant deactivation costs (g)	—	—	91	—	91
	WV asset transfer charges (h)	350	—	—	—	350
	Subtotal	270	—	10	—	280
	Income taxes	(101)	—	(4)	(1)	(106)
	After-Tax Effect	169	—	6	(1)	174

Operating Earnings Available to FirstEnergy Corp.		$196	$58	$86	$(24)	$316

(a)	$18 million included in "Other operating expenses"; $59 million included in "Amortization of regulatory assets, net"; $1 million included in "Purchased power".
(b)	Included in "Investment income".
(c)	$5 million included in "Investment Income", $10 million included in "Discontinued Operations".
(d)	($256) million included in "Pensions and OPEB mark-to-market", ($2) million included in "Other operating expenses".
(e)	Included in "Other operating expenses".
(f)	$12 million included in "Fuel", ($1) million included in "Other operating expenses".
(g)	$68 million included in "Fuel", $22 million included in "Other operating expenses"; $1 million included in "General Taxes".
(h)	$23 million included in "Amortization of regulatory assets, net", $5 million included in "Other operating expenses"; $322 million included in "Impairment of long-lived assets".
*	Included in GAAP but excluded from Operating earnings.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2013                    17

FirstEnergy Corp.
Special Items* - By Segment
(In millions)

				Competitive
		Regulated	Regulated	Energy
Special Items* - Three Months Ended December 31, 2012		Distribution	Transmission	Services	Other	Consolidated

GAAP Earnings (Loss) Available to FirstEnergy Corp.		$(63)	$55	$(80)	$(60)	$(148)

Pre-Tax Items:
	Regulatory charges (a)	11	3	—	—	14
	Trust securities impairment (b)	—	—	7	—	7
	Merger transaction/integration costs (c)	1	—	—	—	1
	Impact of non-core asset sales/impairments (d)	18	—	9	14	41
	Mark-to-market adjustments
	Pension/OPEB actuarial assumptions (e)	406	2	215	—	623
	Other (c)	—	—	(24)	—	(24)
	Merger accounting - commodity contracts (f)	2	—	20	—	22
	Debt redemption costs (g)	—	—	1	—	1
	Restructuring (c)	5	—	5	—	10
	Plant deactivation costs (h)	6	—	77	—	83
	Subtotal	449	5	310	14	778
	Income tax legislative changes	—	—	—	7	7
	Income taxes	(164)	(2)	(119)	(18)	(303)
	After-Tax Effect	285	3	191	3	482

Operating Earnings Available to FirstEnergy Corp.		$222	$58	$111	$(57)	$334

(a)	$9 million included in "Other operating expenses"; $2 million included in Revenues; $3 million included in "Amortization of regulatory assets, net".
(b)	Included in "Investment income".
(c)	Included in "Other operating expenses".
(d)	$24 million included in "Investment income", $17 million in "Other operating expenses".
(e)	$609 included in "Pension and OPEB mark-to-market", $14 million in "Other operating expenses"
(f)	$8 million included in "Revenues", $11 million included in "Fuel", $3 million included in Purchased Power.
(g)	Included in "Interest expense".
(h)	$66 million included in "Fuel", $17 million included in "Other operating expenses".
*	Included in GAAP but excluded from Operating earnings.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2013                    18

FirstEnergy Corp.
Special Items* - By Segment
(In millions)

				Competitive
		Regulated	Regulated	Energy
Special Items* - Twelve Months Ended December 31, 2013		Distribution	Transmission	Services	Other	Consolidated

GAAP Earnings (Loss) Available to FirstEnergy Corp.		$501	$214	$(220)	$(103)	$392

Pre-Tax Items:
	Regulatory charges (a)	356	—	18	—	374
	Trust securities impairment (b)	10	—	72	—	82
	Merger transaction/integration costs (c)	—	—	2	—	2
	Impact of non-core asset sales/impairments (d)	—	—	22	—	22
	Mark-to-market adjustments
	Pension/OPEB actuarial assumptions (e)	(152)	—	(106)	—	(258)
	Other (f)	(2)	—	(24)	—	(26)
	Merger accounting - commodity contracts (g)	—	—	56	—	56
	Restructuring (f)	2	—	1	—	3
	Plant deactivation costs (h)	4	—	649	—	653
	WV asset transfer charges (i)	350	—	—	—	350
	(Gain) loss on debt redemptions (j)	1	—	152	(17)	136
	Subtotal	569	—	842	(17)	1,394
	Income taxes (k)	(214)	—	(315)	13	(516)
	After-Tax Effect	355	—	527	(4)	878

Operating Earnings Available to FirstEnergy Corp.		$856	$214	$307	$(107)	$1,270

(a)	$52 million included in "Other operating expenses"; $3 million included in Revenues; $314 million included in "Amortization of regulatory assets, net"; $5 million included in "Purchased power".
(b)	Included in "Investment income".
(c)	$1 million included in "Fuel", $1 million included in "Other operating expenses".
(d)	$12 million included in "Investment Income", $10 million included in "Discontinued Operations".
(e)	($256) million included in "Pensions and OPEB mark-to-market", ($2) million included in "Other operating expenses".
(f)	Included in "Other operating expenses".
(g)	$14 million included in "Revenues", $47 million included in "Fuel", ($5) million included in "Other operating expenses".
(h)
($17) million included in "Revenues"; $146 million included in "Fuel", $34 million included in "Other operating expenses"; $6 million included in "General Taxes", $11 million included in "Depreciation", $473 million included in "Impairment of long-lived assets".

(i)	$23 million included in "Amortization of regulatory assets, net", $5 million included in "Other operating expenses"; $322 million included in "Impairment of long-lived assets".
(j)	$132 million included in "Loss on debt redemptions", $4 million included in "Interest expense".
(k)	Includes $20 million associated with valuation reserves against net operating loss carryforwards as a result of plant deactivations.
*	Included in GAAP but excluded from Operating earnings.

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Consolidated Report to the Financial Community - 4th Quarter 2013                    19

FirstEnergy Corp.
Special Items* - By Segment
(In millions)

				Competitive
		Regulated	Regulated	Energy
Special Items* - Twelve Months Ended December 31, 2012		Distribution	Transmission	Services	Other	Consolidated

GAAP Earnings Available to FirstEnergy Corp.		$540	$226	$215	$(211)	$770

Pre-Tax Items:
	Regulatory charges (a)	50	3	—	—	53
	Trust securities impairment (b)	1	—	14	—	15
	Merger transaction/integration costs (c)	4	—	3	—	7
	Impact of non-core asset sales/impairments (d)	17	—	5	15	37
	Mark-to-market adjustments
	Pension/OPEB actuarial assumptions (e)	406	2	215	—	623
	Other (c)	—	—	(75)	—	(75)
	Merger accounting - commodity contracts (f)	7	—	85	—	92
	Debt redemption costs (g)	—	—	2	—	2
	Restructuring (c)	5	—	6	—	11
	Plant deactivation costs (h)	22	—	168	—	190
	Subtotal	512	5	423	15	955
	Income tax legislative changes	—	—	—	34	34
	Income taxes	(188)	(2)	(160)	(17)	(367)
	After-Tax Effect	324	3	263	32	622

Operating Earnings Available to FirstEnergy Corp.		$864	$229	$478	$(179)	$1,392

(a)	$43 million included in "Other operating expenses"; $4 million included in Revenues; $6 million included in "Amortization of regulatory assets, net".
(b)	Included in "Investment income".
(c)	Included in "Other operating expenses".
(d)	($17) million included in "Revenues", $37 million included in "Investment income", $17 million in "Other operating expenses".
(e)	$609 included in "Pension and OPEB mark-to-market", $14 million in "Other operating expenses"
(f)	$43 million included in "Revenues", $42 million included in "Fuel", $9 million included in Purchased Power; $(2) million included in "Other operating expenses".
(g)	Included in "Interest expense".
(h)
($9) million included in "Revenues", $264 million included in "Fuel", ($154) million included in Purchased Power, $81 million included in "Other operating expenses"; and $8 million included in General Taxes.

*	Included in GAAP but excluded from Operating earnings.

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Consolidated Report to the Financial Community - 4th Quarter 2013                    20

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating Earnings)

	Three Months Ended		Years Ended
	December 31		December 31
	2013	2012	2013	2012

Basic EPS - GAAP	$0.34	$(0.35)	$0.94	$1.85
Excluding Special Items:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	(0.38)	0.91	(0.38)	0.91
Other	(0.04)	(0.03)	(0.04)	(0.11)
Regulatory charges	0.12	0.02	0.54	0.08
Trust securities impairment	0.02	0.01	0.12	0.02
Income tax legislative changes	—	0.02	—	0.08
Merger transaction/integration costs	—	0.02	—	0.04
Impact of non-core asset sales/impairments	0.02	0.04	0.03	0.03
Plant deactivation costs	0.14	0.12	1.03	0.29
Restructuring costs	—	0.01	0.01	0.02
Merger accounting - commodity contracts	0.02	0.03	0.08	0.13
WV asset transfer charges	0.51	—	0.51	—
Loss on debt redemptions	—	—	0.20	—
Total Special Items	0.41	1.15	2.10	1.49

Basic EPS - Operating	$0.75	$0.80	$3.04	$3.34

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Consolidated Report to the Financial Community - 4th Quarter 2013                    21

Recent Developments

Financial Matters
Dividend
On January 21, 2014, the Board of Directors of FirstEnergy Corp. (FirstEnergy) declared a quarterly dividend of $0.36 per share of outstanding common stock. The dividend is payable March 1, 2014, to shareholders of record as of February 7, 2014. This revised dividend equates to an indicated annual dividend of $1.44 per share. Since 2008, FirstEnergy had paid a quarterly dividend of $0.55 per share, which was an annual rate of $2.20 per share.

Financing Activities
On November 15, 2013, Allegheny Energy Supply Company, LLC (AE Supply) optionally redeemed $235 million of 7.00% pollution control notes due July 15, 2039 at par, in connection with the deactivation of Hatfield's Ferry Units 1-3 on October 9, 2013.

On November 27, 2013, Monongahela Power Company (MP) issued $400 million of 4.1% First Mortgage Bonds due April 15, 2024 and $600 million of 5.4% First Mortgage Bonds due December 15, 2043. Proceeds from this offering were used to: (i) repay at maturity $300 million of its First Mortgage Bonds, 7.95% Series due December 15, 2013, (ii) redeem $120 million of its First Mortgage Bonds, 6.7% Series due June 15, 2014, (iii) repay the note payable to its affiliate, AE Supply, and (iv) for working capital needs and other general corporate purposes.

On December 26, 2013, Metropolitan Edison Company (ME) redeemed $100 million of 4.875% senior notes due April 1, 2014.

On December 26, 2013, Pennsylvania Electric Company (PN) redeemed $150 million of 5.125% senior notes due April 1, 2014.

Sale of Eleven Hydroelectric Generation Assets
On February 12, 2014, FirstEnergy, on behalf of FirstEnergy Generation, LLC, and AE Supply and Green Valley Hydro, LLC, completed the sale of eleven hydroelectric power stations in Pennsylvania, Virginia, and West Virginia to subsidiaries of Harbor Hydro Holdings, LLC, a subsidiary of LS Power Equity Partners II, LP, for approximately $395 million. FirstEnergy expects to recognize a pre-tax gain of approximately $145 million. The stations included in this sale have a total generating capacity of approximately 527 megawatts (MW).

Operational Matters
Beaver Valley Unit 1 Outage
On January 29, 2014, the 911-MW Beaver Valley Unit 1 reactor returned to service following a shutdown on January 6, 2014. The reactor automatically shut down after experiencing a problem with the main unit transformer. The main unit transformer converts power generated from the plant to the appropriate voltage for distribution through the transmission system. An inspection after the shutdown identified an internal fault in the transformer, requiring the equipment to be replaced with a spare transformer that was on site.

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Consolidated Report to the Financial Community - 4th Quarter 2013                    22

Davis-Besse Outage
On February 1, 2014, the Davis-Besse Nuclear Power Station entered into an outage to install two new steam generators, replace about a third of the unit’s 177 fuel assemblies and perform numerous safety inspections and preventative maintenance activities. During the preliminary stages of the outage an area of concrete that was not filled to the expected thickness within the shield building wall was discovered at the top of the temporary construction opening that was created as part of the 2011 outage. The 2011 temporary construction opening was created to install the new reactor head. FENOC has assessed the as-found condition of the concrete and has determined the shield building would have performed its design functions. This condition within the shield building wall will be repaired during this outage to conform to its original design configuration. This condition is not expected to extend the outage.

Regulatory Matters

Ohio Alternative Energy Rider Update
On September 18, 2013, the Public Utilities Commission of Ohio (PUCO) granted an application for re-hearing for the purpose of further consideration of the Alternative Energy Rider case filed by the Ohio Companies on September 6, 2013. This followed an order on August 7, 2013 in which the PUCO disallowed the Ohio Companies' recovery of $43.4 million related to 2011 renewable energy credits (RECs) purchased in August 2010. On December 18, 2013, the PUCO denied all of the applications for rehearing. Based on the PUCO ruling, the Ohio Companies recorded a regulatory charge of $51 million (pre-tax). On December 24, 2013, the Ohio Companies filed a notice of appeal and a motion for stay of the PUCO's order with the Supreme Court of Ohio. On February 10, 2014, the Supreme Court of Ohio granted the Ohio Companies' motion for stay, which went into effect on February 14, 2014.

Pennsylvania Marginal Transmission Losses
On September 30, 2013, the U.S. District Court granted the Pennsylvania Public Utility Commission's (PPUC) motion to dismiss Metropolitan Edison Company (ME) and Pennsylvania Electric Company's (PN) complaint on the recovery of marginal transmission losses through the Transmission Service Charge. As a result of the U.S. District Court's September 30, 2013 decision, FirstEnergy recorded a regulatory asset impairment charge of approximately $254 million (pre-tax) in the quarter ended September 30, 2013 included in Amortization of regulatory assets, net within the Consolidated Statement of Income. On October 29, 2013, ME and PN filed a notice of appeal in the U.S. Court of Appeals for the Third Circuit with respect to the U.S. District Court's decision, and on December 30, 2013, ME and PN filed a brief with the Third Circuit that explained why it was legal error for the U.S. District Court to dismiss the complaint. The PPUC filed its brief on February 3, 2014, and ME and PN filed a reply brief on February 21, 2014. Oral argument has been scheduled for April 9, 2014.

Jersey Central Power & Light Company (JCP&L) Rate Filing Update
JCP&L filed rebuttal testimony in response to the testimony of other parties on August 7, 2013. The filing addressed the Division of Rate Counsel's recommendation that revenues produced by JCP&L's base rates for electric service be reduced by approximately $202.8 million. This amount did not address the revenue requirements associated with major storm events of 2011 and 2012, which are subject to review in the generic proceeding. Hearings in the rate case have concluded. Initial briefs were filed on January 27, 2014. In the initial briefs, the Division of Rate Counsel and the Staff of the Board of Public Utilities recommended current rates be decreased by $214.9 million and $207.4 million, respectively. Both decreases exclude costs associated with recovery of the 2011 and 2012 storm costs. Reply briefs were filed on February 24, 2014.

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Consolidated Report to the Financial Community - 4th Quarter 2013                    23

JCP&L Generic Storm Proceeding Update
On February 24, 2014, the Company, Staff of the Board of Public Utilities, Division of Rate Counsel entered into a stipulated agreement in the generic storm proceeding case which will allow recovery of $736 million of JCP&L's $744 million of costs related to the significant weather events of 2011 and 2012. The agreement, upon which no other party took a position to oppose or support, is now pending approval before the Board of Public Utilities.

Clean Air Act Compliance
On February 6, 2014, the U.S. District Court for the Western District of Pennsylvania entered judgement for AE, AE Supply and the Allegheny Utilities finding they have no liability and had not performed major modifications in violation of the NSR provisions of the CAA or the Pennsylvania Air Pollution Control Act at the coal-fired Hatfield's Ferry, Armstrong and Mitchell Plants in Pennsylvania. This decision does not change the status of these plants which remain deactivated.

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Consolidated Report to the Financial Community - 4th Quarter 2013                    24

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "will," "intend," “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to continue to successfully implement our direct retail sales strategy in the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission plan and planned distribution rate cases and the effectiveness of our repositioning strategy; the impact of the regulatory process on the pending matters before the Federal Energy Regulatory Commission and in the various states in which we do business including, but not limited to, matters related to rates and pending rate cases or the WVCAG's pending appeal of the Generation Resource Transaction; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM Interconnection LLC; economic or weather conditions affecting future sales and margins such as the polar vortex or other significant weather events; regulatory outcomes associated with storm restoration, including but not limited to, Hurricane Sandy, Hurricane Irene and the October snowstorm of 2011; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and availability and their impact on retail margins; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including possible greenhouse gas emission, water discharge, water intake and coal combustion residual regulations, the potential impacts of Cross-State Air Pollution Rule, Clean Air Interstate Rule (CAIR), and/or any laws, rules or regulations that ultimately replace CAIR, and the effects of the United States Environmental Protection Agency's Mercury and Air Toxics Standards rules including our estimated costs of compliance; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units including the impact on vendor commitments, and the timing thereof as they relate to, among other things, Reliability Must-Run arrangements and the reliability of the transmission grid; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building and the steam generator replacement at Davis Besse; the impact of future changes to the operational status or availability of our generating units; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals including, but not limited to, the ability to reduce costs and to successfully complete our announced financial plans designed to improve our credit metrics and strengthen our balance sheet, including but not limited to, the benefits from our announced dividend reduction and our proposed capital raising and debt reduction initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our announced financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and our major industrial and commercial customers, and other counterparties including fuel suppliers, with which we do business; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 4th Quarter 2013                    25